INVESCO VAN KAMPEN GLOBAL EQUITY ALLOCATION FUND                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING:  6/30/2011
FILE NUMBER :       811-05426
SERIES NO.:         31

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                                                                                $ 1,197
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B                                                                                $   131
          Class C                                                                                $    33
          Class Y                                                                                $     6

 73A.     Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                                                                 0.1378
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                                                                                 0.1378
          Class C                                                                                 0.0239
          Class Y                                                                                 0.1780

INVESCO VAN KAMPEN GLOBAL FRANCHISE FUND                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74DD AND 73A.

FOR PERIOD ENDING:     6/30/2011
FILE NUMBER :          811-05426
SERIES NO.:            32

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                                                                                $48,791
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B                                                                                $ 8,851
          Class C                                                                                $ 8,124
          Class Y                                                                                $ 3,307

 73A.     Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                                                                 0.9797
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                                                                                 0.8924
          Class C                                                                                 0.6950
          Class Y                                                                                 1.0767